Exhibit 10.14

Dan D. Nabel
Riot Games, Inc.
12333 W. Olympic Blvd.
Los Angeles, CA 90064
dnabel@riotgames.com

November 21, 2017

VIA EMAIL & FEDERAL EXPRESS

Super League Gaming, Inc. 2912 Colorado Ave., Suite 200 Santa Monica, CA 90404 Attn: General Counsel gregg@superleague.com

Re:      Extension of License Agreement Dear Gregg:

I am writing about the license agreement (the “Agreement”) made as of June 22, 2016 between Riot Games, Inc. (“Riot”) and Super League Gaming, Inc. (“SLG”). Although SLG has not achieved its KPIs as defined in Section 6.2, Riot hereby elects to extend the Agreement for the Extension Term pursuant to Section 6.3.

Also, please note that for any future notices delivered to Riot, please omit the copy to Sean Haran (no longer with Riot) and instead please provide a copy to Chris Wyatt (cwyatt@riotgames.com).

Sincerely,

Dan D. Nabel Principal Counsel